UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

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Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	POWI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 27, 2026, the Talent and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) approved the Power Integrations, Inc. Amended and Restated 2025 Inducement Award Plan (as amended, the “Inducement Plan”) in order to increase the number of shares reserved for issuance under the Inducement Plan. Subject to the adjustment provisions of the Inducement Plan, the Committee reserved an additional 500,000 shares of the Company’s common stock for a total of 850,000 shares of the Company’s common stock available for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan has been adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Listing Rules of The Nasdaq Stock Market (the “Listing Rules”). The Inducement Plan provides for the grant of equity-based awards, including restricted stock units, restricted stock, performance stock units, and long-term restricted performance stock units.

In accordance with Rule 5635(c)(4) of the Listing Rules, awards under the Inducement Plan may only be made to individuals who were not previously employees or non-employee directors of the Company (or following a bona fide period of non-employment with the Company) as an inducement material to entry into employment with the Company.

The foregoing description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Inducement Plan, a copy of which is being filed as Exhibit 10.1 to this Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2026, the Board amended and restated the Company’s bylaws (as amended and restated, the “Bylaws”), effective as of such date.

The Bylaws were amended to, among other things:

●	Enhance and clarify procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at the Company’s meetings of stockholders (except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including to reflect the “universal proxy rules” in accordance with Rule 14a-19 under the Exchange Act. As amended, among other things, the Bylaws:
o	require that stockholders making proposals or nominations are stockholders of record from the date of giving of notice through the date of the Company’s annual meeting;
o	require that a stockholders’ director nominees consent to being named on the Company’s proxy card;
o	require customary disclosures from nominating or proposing stockholders, and proposed nominees;
o	require compliance from the nominating or proposing stockholders and proposed nominees with Rule 14a-19.

●	Clarify and supplement the procedural mechanics around the ability of stockholders to call a special meeting of stockholders. The Bylaws do not alter the existing right of stockholders to call a special meeting.

●	Revise procedures related to stockholder meetings to better conform to the provisions of the Delaware General Corporation Law, (the “DGCL”), including but not limited to provisions relating to delivery of notices of stockholder meetings, quorum, communications regarding adjourned stockholder meetings, conduct of business at meetings, and the preparation of the stockholder list in connection with stockholder meetings.

●	Update and modernize various provisions regarding directors, Board committees, and officers.

●	Consistent with numerous other public companies, provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for certain customary proceedings as further specified in the Bylaws.

●	Consistent with numerous other public companies provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for certain other customary proceedings as further specified in the Bylaws.

●	Modernize and clarify the customary indemnification provisions applicable to directors and officers of the Company.

●	Make various updates throughout to conform to current Delaware law (including the DGCL) and to make ministerial changes, clarifications and other conforming revisions.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is being filed as Exhibit 3.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws
10.1	Amended and Restated 2025 Inducement Award Plan
10.2

Form of Restricted Stock Unit Grant Notice and Agreement under the 2025 Inducement Award Plan (incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 filed on November 25, 2025)

10.3

Form of Performance Stock Unit Grant Notice and Agreement under the 2025 Inducement Award Plan (incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 filed on November 25, 2025)

10.4

Form of Long Term Performance Stock Unit Grant Notice and Agreement under the 2025 Inducement Award Plan (incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-8 filed on November 25, 2025)

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

Dated:	January 30, 2026	By:	/s/ NANCY ERBA
Nancy Erba
Chief Financial Officer

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